EXHIBIT 99.2
BRISTOL-MYERS SQUIBB COMPANY
UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements of Bristol-Myers Squibb Company (the “Company” or "BMS") as of and for the nine months ended September 30, 2013 and for the year ended December 31, 2012 give effect to the Company’s sale of its diabetes business. For purposes of the unaudited pro forma condensed consolidated balance sheet we assume that the sale occurred as of September 30, 2013, and for the unaudited pro forma consolidated statements of earnings for the nine months ended September 30, 2013 and year ended December 31, 2012, we assume that the sale occurred as of January 1, 2012. The divestiture of the diabetes business did not meet the criteria for discontinued operations presentation.

We derived the unaudited pro forma consolidated financial statements from the historical consolidated financial statements of the Company. Adjustments are included to the extent they are directly attributable to the divestiture, factually supportable and, with respect to the consolidated statements of earnings, expected to have a continuing impact on the Company's operating results.

These pro forma financial statements do not reflect any adjustments for contingent consideration that may be received because doing so would require assumptions about the outcome of future events that are not factually supportable.

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
ADJUSTED FOR SALE OF DIABETES BUSINESS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
(Unaudited, Dollars and Shares in Millions, Except Per Share Data)

EARNINGS	As Reported	Pro Forma Adjustments		As Adjusted
Net Sales	$11,944	$(1,219)	(a)	$10,725

Cost of products sold	3,346	(991)	(a)	2,355
Marketing, selling and administrative	3,016	(397)	(a)	2,619
Advertising and product promotion	601	(114)	(a)	487
Research and development	2,774	(174)	(a)	2,600
Other (income)/expense	185	23	(a)	208
Total Expenses	9,922	(1,653)		8,269

Earnings Before Income Taxes	2,022	434		2,456
Provision for Income Taxes	177	148	(b)	325
Net Earnings	1,845	286		2,131
Net Earnings Attributable to Noncontrolling Interest	8	—		8
Net Earnings Attributable to BMS	$1,837	$286		$2,123

Earnings per Common Share
Basic	$1.12	$0.17		$1.29
Diluted	$1.11	$0.17		$1.28

Average Common Shares Outstanding:
Basic	1,643	—		1,643
Diluted	1,659	—		1,659

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED STATEMENTS OF EARNINGS
ADJUSTED FOR SALE OF DIABETES BUSINESS
FOR THE YEAR ENDED DECEMBER 31, 2012
(Unaudited, Dollars and Shares in Millions, Except Per Share Data)

EARNINGS	As Reported	Pro Forma Adjustments		As Adjusted
Net Sales	$17,621	$(972)	(a)	$16,649

Cost of products sold	4,610	(694)	(a)	3,916
Marketing, selling and administrative	4,220	(373)	(a)	3,847
Advertising and product promotion	797	(106)	(a)	691
Research and development	3,904	(230)	(a)	3,674
Impairment charge for BMS-986094 intangible asset	1,830	—		1,830
Other (income)/expense	(80)	(26)	(a)	(106)
Total Expenses	15,281	(1,429)		13,852

Earnings Before Income Taxes	2,340	457		2,797
Provision for/(Benefit from) Income Taxes	(161)	169	(b)	8
Net Earnings	2,501	288		2,789
Net Earnings Attributable to Noncontrolling Interest	541	—		541
Net Earnings Attributable to BMS	$1,960	$288		$2,248

Earnings per Common Share
Basic	$1.17	$0.17		$1.34
Diluted	$1.16	$0.17		$1.33

Average Common Shares Outstanding:
Basic	1,670	—		1,670
Diluted	1,688	—		1,688

BRISTOL-MYERS SQUIBB COMPANY
CONSOLIDATED BALANCE SHEET
ADJUSTED FOR SALE OF DIABETES BUSINESS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2013
(Unaudited, Amounts in Millions)

	As Reported	Pro Forma Adjustments		As Adjusted
ASSETS
Current Assets:
Cash and cash equivalents	$1,771	$2,698	(e)	$4,469
Marketable securities	951	—		951
Receivables	3,673	524	(c), (e)	4,197
Inventories	1,640	(89)	(c)	1,551
Deferred income taxes	2,036	(170)	(c)	1,866
Prepaid expenses and other	556	(30)	(c)	526
Total Current Assets	10,627	2,933		13,560
Property, plant and equipment	5,236	(688)	(c)	4,548
Goodwill	7,646	(600)	(d)	7,046
Other intangible assets	8,176	(5,819)	(c)	2,357
Deferred income taxes	195	207	(c)	402
Marketable securities	3,623	—		3,623
Other assets	1,301	(127)	(c)	1,174
Total Assets	36,804	(4,094)		32,710

LIABILITIES

Current Liabilities:
Short-term borrowings and current portion of long-term debt	$680	$(27)	(c)	$653
Accounts payable	2,466	(52)	(c)	2,414
Accrued expenses	2,277	(166)	(c), (e)	2,111
Deferred income	1,003	(44)	(c), (e)	959
Accrued rebates and returns	1,034	(86)	(c)	948
Income taxes payable	208	—		208
Dividends payable	611	—		611
Total Current Liabilities	8,279	(375)		7,904
Pension, postretirement and postemployment liabilities	773	—		773
Deferred income	4,198	(3,089)	(c), (e)	1,109
Income taxes payable	739	—		739
Deferred income taxes	904	(836)	(c)	68
Other liabilities	665	(29)	(c)	636
Long-term debt	6,532	—		6,532
Total Liabilities	22,090	(4,329)		17,761

Commitments and contingencies

EQUITY

Bristol-Myers Squibb Company Shareholders’ Equity:
Preferred stock, $2 convertible series, par value $1 per share: Authorized 10 million shares; issued and outstanding 4,445 in 2013, liquidation value of $50 per share	—	—		—
Common stock, par value of $0.10 per share: Authorized 4.5 billion shares; 2.2 billion issued in 2013	221	—		221
Capital in excess of par value of stock	1,966	—		1,966
Accumulated other comprehensive loss	(2,312)	—		(2,312)
Retained earnings	32,826	235	(e)	33,061
Less cost of treasury stock — 561 million common shares in 2013	(17,975)	—		(17,975)
Total Bristol-Myers Squibb Company Shareholders' Equity	14,726	235		14,961
Noncontrolling interest	(12)	—		(12)
Total Equity	14,714	235		14,949
Total Liabilities and Equity	$36,804	$(4,094)		$32,710

BRISTOL-MYERS SQUIBB COMPANY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Pro Forma Adjustments and Related Assumptions

On February 1, 2014, BMS sold to AstraZeneca PLC (AstraZeneca) the diabetes business of BMS which comprised our global alliance with them, including all rights and ownership to Onglyza (saxagliptin), Forxiga (dapagliflozin), Bydureon* (exenatide extended-release for injectable suspension), Byetta* (exenatide), Symlin* (pramlintide acetate) and metreleptin. The transaction included the shares of Amylin (previously acquired by BMS in August 2012), and the resulting transfer of its manufacturing facility in West Chester, Ohio; the intellectual property related to Onglyza and Forxiga; and the future purchase of BMS’s manufacturing facility located in Mount Vernon, Indiana no earlier than 18 months following the closing of the transaction. Substantially all employees dedicated to the diabetes business were transferred to AstraZeneca upon the closing of the transaction.

The closing of the transaction as it relates to the China diabetes business is subject to the satisfaction of certain conditions between BMS and its joint venture partners. BMS and AstraZeneca terminated their existing alliance agreements in connection with the sale and entered into several new agreements, including a transitional services agreement, a supply agreement and a development agreement.

As consideration for the transaction, AstraZeneca paid $2.7 billion to BMS at closing and will make contingent regulatory and sales-based milestone payments of up to $1.4 billion and royalty payments based on net sales through 2025. A $600 million milestone was earned in January 2014 related to the U.S. Food and Drug Administration approval of dapagliflozin in the U.S., which was included in the calculation of the estimated net gain on sale. These contingent payments include:

•	Approval Milestones: up to $800 million

◦	Dapagliflozin US: $600M (earned in January 2014 with payment due in February 2014)

◦	Forxiga Japan: $100 million (expected in 2014)

◦	Ex-U.S. saxagliptin and dapagliflozin fixed dose combination: $100 million (expected in 2016)

•	Sales Performance Milestones: up to $600 million (cumulative 2015-2019), payable in 2020

•	Royalties on net sales

Royalty rates on net sales are as follows:

	2014	2015	2016	2017	2018	2019 - 2025
Non-Amylin Worldwide Net Sales up to $500 million	44%	35%	27%	12%	20%	14-25%
Non-Amylin Worldwide Net Sales over $500 million	3%	7%	9%	12%	20%	14-25%
Amylin U.S. Net Sales	—	2%	2%	5%	10%	5-12%

Amylin in the above table includes sales of Byetta*, Bydureon*, Symlin* and metreleptin. No royalties are due on Amylin net sales outside of the U.S.

In addition, AstraZeneca will make payments of up to $225 million if and when the Mount Vernon manufacturing site and the diabetes business in China are transferred.

The stock and asset purchase agreement contains multiple elements that will be delivered subsequent to the closing of the transaction. Each element of the transaction was determined to have standalone value and as a result, a portion of the consideration received at closing will be allocated to the undelivered elements using the relative selling price method including the China business, the Mount Vernon manufacturing facility, the development agreement and the incremental discount attributed to the supply agreement. The remaining amount of consideration received at closing will be included in the calculation of the estimated net gain on disposal.

All contingent consideration received will be allocated to the underlying elements of the transaction based on the same relative selling prices used to allocate the proceeds received at closing. Once allocated, the amounts will then be recognized in income in proportion to each element's progress toward its completion, with the remaining amount added to any deferred income from previous consideration received; this remaining amount will then be amortized as additional progress towards completion of each element is achieved. This will result in immediate income recognition for the consideration allocated to the sale of the business, and deferral and immediate recognition for the other elements based on the extent to which those elements have been delivered.

BRISTOL-MYERS SQUIBB COMPANY
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

These pro forma financial statements do not reflect any adjustments for contingent consideration that may be received because doing so would require assumptions about the outcome of future events that are not factually supportable. Specifically:

•	Additional approval milestones of up to $200 million are earned only when certain regulatory approvals are obtained, the achievement of which is uncertain.

•	The sales performance milestones of up to $600 million are earned only if cumulative net sales surpass certain thresholds during 2015 through 2019, the outcome of which is uncertain.

•
The royalties on net sales are paid based on actual net sales made from 2014 through 2025. Although these royalty rates could be applied to historical net sales of the diabetes business, the rates are not indicative of the rates that would have been negotiated for those historical periods had the transaction occurred on January 1, 2012.

All contingent proceeds will be allocated to each of the underlying elements of the arrangement as described above, and therefore, pro forma adjustments have not been made for the expected costs to be incurred under the development and supply arrangements.

Pro Forma Consolidated Statements of Earnings

(a)	Adjustment to eliminate the historical revenues and direct expenses of the diabetes business from the Company's consolidated statements of earnings.

(b)	Adjustment to reflect the blended statutory tax rate of 34% in the nine months ended September 30, 2013 and 37% in the year ended December 31, 2012.

Pro Forma Consolidated Balance Sheet

(c)	Adjustment to eliminate historical assets and liabilities of the diabetes business from the Company’s consolidated balance sheet.

(d)	Adjustment to reflect the allocation of goodwill to the divestiture of the diabetes business, which represents a portion of the Company's reporting unit.

(e)	Adjustment to reflect the estimated net gain to be recognized by the Company as a result of the sale, which was calculated as follows:

Dollars in Millions
Consideration received at closing:
Reflected in cash	$2,698
Reflected in receivables	600
Transaction fees reflected in accrued expenses	(25)
Carrying value of diabetes business	(2,438)
Deferred income attributable to undelivered elements:
Reflected in current deferred income	(300)
Reflected in non-current deferred income	(300)
Estimated net gain on sale	$235

These adjustments are based on currently available information and certain preliminary estimates and assumptions and, therefore, the actual effects of the sale may differ from the effects reflected in the unaudited pro forma consolidated financial statements. However, despite the fact that data is not available to make precise estimates, the Company believes that the assumptions provide a reasonable basis for presenting the effects of the sale and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma consolidated financial statements.